Exhibit 99.1

RiceBran Technologies Sells Golden Ridge Milling Facility

Asset Divestiture Further Streamlines Business as Part of Strategic Process

TOMBALL, Texas, January 26, 2024 – RiceBran Technologies (OTC PINK:RIBT) (“RiceBran” or the “Company”), today announced that it has sold its Golden Ridge rice mill located in Wynne, Arkansas for $2.15 million.

The divestiture is expected to, based upon third quarter 2023 results, further narrow RiceBran’s projected annual net loss by approximately $1.5 million while not jeopardizing the estimated $54.4 million in federal and $46.0 million in state net operating loss carryforwards that the Company had amassed as of December 31, 2022.

“This sale eliminates cash and working capital drags on the business’ profitability, streamlining operations while preserving the Company’s net operating loss carryforward assets,” commented Eric Tompkins, RiceBran’s Executive Chairman. “We continue to own and operate MGI, our barley and oats mill located in East Grand Forks, Minnesota. This transaction is the advancement of the strategic restructuring process undertaken by the Board of Directors. Today, RiceBran has streamlined its business and balance sheet, eliminating unprofitable operations. We can now shift our attention to RiceBran’s future, as we explore a more sustainable way to take advantage of our tax assets and public listing to create value for shareholders.”

Additional terms of the transaction will be disclosed in a Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”).

About RiceBran Technologies

RiceBran is a specialty ingredient company focused on the development, production, and marketing of products derived from traditional and ancient small grains. Notably, we are a global leader in the processing of barley and oat products. The target markets for our products include food and animal nutrition manufacturers and retailers, as well as specialty food, functional food and nutritional supplement manufacturers and retailers, both domestically and internationally. More information can be found in the Company’s filings with the SEC and by visiting our website at http://www.ricebrantech.com.

Forward-Looking Statements

This press release includes statements concerning RiceBran and its future expectations, plans and prospects that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such “forward-looking statements” include, but are not limited to, statements about RiceBran’s intentions, beliefs or current expectations concerning, among other things, projections as to the anticipated benefits of the proposed transaction, the anticipated impact of the proposed transaction on the Company’s business and future financial and operating results. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “would,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of these terms or other similar expressions. The forward-looking statements in this press release are only predictions. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and the management’s beliefs and assumptions. The Company cannot guarantee that it actually will achieve the financial results, plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of the Company’s operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in its forward-looking statements. Assumptions and other information that could cause results to differ from those set forth in the forward-looking information can be found in RiceBran’s filings with the SEC, including its most recent periodic reports. RiceBran does not undertake to update forward-looking statements in this press release to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking information.

Investor Contact

Rob Fink

FNK IR

ribt@fnkir.com

646.809.4048